SCHEDULE A

Harbor International Growth Fund
Procedures Pursuant to Rule 10f-3


(1)
Name of Underwriters (See Prospectus)

See Attachment A

(2)
Name of Issuer

Ziggo NV

(3)
Title of Security

Common Stock

(4)
Date of First Offering

March 21, 2012

(5)
Amount of Total Offering

Approximately $855,050,000

(6)
Type of Offering1

144A

(7)
Unit Price

$24.43

(8)
Underwriting Spread or Commission

1.5% (approximately $0.37)

(9)
Rating

N/A

(10)
Maturity Date

N/A

(11)
Current Yield

N/A

(12)
Yield to Maturity

N/A

(13)
Subordination Features

N/A

(14)
Nature of Political Entity, if any, Including in the Case of Revenue Bond, Underlying Entity Supplying the Revenue

N/A

(15)
Total Par Value of Bonds Purchased

N/A

(16)
Dollar Amount of Purchase

$1,736,341

(17)
Number of Shares Purchased

71,065

(18)
Years of Continuous Operation of Issuer

5 years; formed February 1, 2007

(19)
% of Offering Purchased by Fund other than in an Eligible Rule 144A Offering (i.e. U.S. registered public offering, Eligible Foreign Offering, or Offering of Eligible Municipal Securities)

N/A

(20)
% of Eligible Rule 144A Offering Purchased by Fund**

Approximately 0.2%

(21)
% of Offering Purchased by other funds advised by the same Adviser*** other than in an Eligible Rule 144A Offering

N/A

(22)
% of Eligible Rule 144A Offering
Purchased by other funds** advised by the same Adviser***

0.92% of the offering was purchased for other portfolios managed by Marsico

(23)
Sum of (19), (20), (21) and (22) (must be less than 25%)

1.126%

(24)
Name(s) of Underwriter(s) or Dealer(s) from which Purchased

See Attachment A

(25)
Is the Affiliate a Manager or Co- manager of Offering?

Co-manager; Cooperative Centrale Raiffeisen; Boerenleenbank BA

(26)
Were Purchases Designated as Group Sales or Otherwise Allocated to the
Affiliate?

The Harbor International Growth Fund did not purchase any shares form the affiliate.

(27)
Recent similar underwritings (including date, total offering value, unit price and underwriting discount):
See Attachment A

_______________________________
**	In calculating percentage amounts for Items 20 and 22, do not include portion of Eligible Rule 144A Offering purchased by non-QIBs.

***	Include purchases made in the same offering by other funds which share the same subadviser as the Fund.
1	The type of offering may only be one of the following:  (1) U.S. registered public offering, (2) offering of Eligible Municipal Securities, (3) Eligible
Rule 144 Offering (4) Eligible Foreign Offering.